Exhibit 24(b)


                                  SONAT INC.
                         -----------------------------

                            SECRETARY'S CERTIFICATE
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            I,  Beverley  T.  Krannich,  Secretary  of Sonat  Inc.,  a  Delaware
corporation (the "Company"), do hereby certify (1) that attached hereto as Exhibit "A" is a true and correct copy of resolutions duly adopted at a regular meeting of the Board of Directors of the Company held on April 27, 1995, and (2) that such resolutions have not been amended or rescinded and remain in full force and effect.
            IN WITNESS WHEREOF, I have hereunto signed my name in my capacity as Secretary of the Company this 17th day of November, 1995.


                                          /s/ Beverley T. Krannich
                                          Beverley T. Krannich
                                           Secretary

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                                                                      Exhibit A

                    RESOLUTIONS ADOPTED BY THE
                 BOARD OF DIRECTORS OF SONAT INC.
                         APRIL 27, 1995


      RESOLVED, that the officers of the Company, acting upon advice of counsel, be, and they hereby are, authorized and directed for and on behalf of the Company to prepare, execute and file with the Securities and Exchange Commission a Registration Statement, on the appropriate form, including any other documents relating thereto or required by law or regulation in connection therewith, for the registration under the Securities Act of 1933, as amended, of shares of Common Stock to be issued pursuant to the Executive Award Plan, and any and all amendments to said Registration Statement, in such form as the officers executing the same with the advice of counsel may deem necessary or desirable; and further

      RESOLVED, that James A. Rubright be, and he hereby is, appointed and designated as the person duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to said Registration Statement; and further

      RESOLVED, that each officer and Director or person who will become an officer or a Director who may be required to execute said Registration Statement or any amendment thereto (whether on behalf of the Company or as an officer or Director or committee member or person who will become a Director, officer or committee member), be, and he hereby is, authorized to execute a power of attorney appointing James A. Rubright, Beverley T. Krannich and Alfred F. Delchamps, III, and each of them, severally, his true and lawful attorneys or attorney to execute on his behalf (in any capacity) said Registration Statement and any and all amendments (including post-effective amendments) thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys to have the power to act with or without the others and the authority to do and perform in the name and on behalf of each of said officers and Directors, or both, or other person, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer, Director or other person might or could do in person; and further

                              * * * *

      RESOLVED, that the appropriate officers be, and they hereby are, authorized to file with federal, state and local offices, departments or administrative bodies, any and all applications, reports,guarantees, or other documents and to make all payments in connection therewith which may be necessary or advisable in order to carry out the intent of the foregoing resolutions; and further

      RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to do or cause to be done any and all such further acts and things, including the execution and delivery of any and all such further papers, documents and instruments, as they, with the advice of counsel, may deem necessary or desirable in order to carry out the full intent and purposes of the foregoing resolutions.